CONSENT OF INDEPENDENT ACCOUNTANTS
                                     -----

                                                                August 27, 1998

To the Board of Trustees of
Bartlett Capital Trust:

              We consent to the incorporation by reference in this Post-Effective Amendment No. 26 to the Registration Statement of the Bartlett Capital Trust on Form N-1A (File No. 2-80648) of our report dated January 30, 1998 on our audits of the financial statements and financial highlights of the Bartlett Basic Value Fund, the Bartlett Value International Fund and the Bartlett Europe Fund (three of the portfolios included in the Bartlett Capital Trust) which report is included in the Annual Report to Shareholders for the year ended December 31, 1997, which is incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the caption "Financial Highlights" in the Prospectuses and "Accountants" in the Statement of Additional Information.

                                          PricewaterhouseCoopers LLP